SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA		98006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone, including area code    (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          On June 30, 2005, ITEX Corporation, a Nevada corporation (“ITEX”), and BXI Exchange, Inc., a Delaware corporation (“BXI”), entered into an Agreement of Merger (the “Merger Agreement”), under which BXI Acquisition Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of ITEX will be merged with and into BXI, with BXI continuing after the merger as the surviving corporation and a wholly-owned subsidiary of ITEX (the “Merger”).  At the effective time of the Merger, each issued and outstanding share of BXI common stock will be converted into the right to receive cash and secured promissory notes.

           The Merger Agreement was approved by the board of Intagio Group, Inc. (“Intagio”), as the holder of a majority in interest of the BXI Common Stock. The closing of the Merger will take place on the earlier of Friday, July 29, 2005 or the first business day following the date on which BXI Stockholders holding 100% of the shares of BXI Common Stock have consented in writing to the Merger.  The Merger will become effective at such time as a properly executed copy of the certificate of merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the Delaware General Corporation Law, or such later time as set forth in the certificate of merger.

          Pursuant to the Merger Agreement, ITEX will acquire BXI for (i) cash in the amount of $2,035,477 (including $1,429,803.16 consisting of repayments of the principal amount and accrued interest on all outstanding promissory notes held by BXI stockholders and other amounts owed by BXI to the BXI stockholders, and a fee for transition services rendered by Intagio in connection with the Merger), (ii) secured promissory notes in favor of BXI’s stockholders in the aggregate principal amount of $1,000,000, and (iii) if and to the extent ITEX and its subsidiaries (including BXI) achieves certain revenue targets during its first 12 full fiscal quarters following the signing of the Merger Agreement, additional cash payments totaling up to $450,000 (collectively, the “Merger Consideration”).  ITEX also assumed approximately $230,000 in estimated liabilities.

          The earnout payments, if any, will be subject to reduction to satisfy certain claims for indemnification that may be made by ITEX.  The secured promissory notes will be subject to reduction in the event the amount of any dissenting stockholder payments exceed the amount of any earnout payments paid or payable to the BXI stockholders.

          The Merger Consideration (exclusive of any potential earnout payments) has been placed by ITEX in a third-party escrow account and will be distributed to the BXI stockholders at the effective time of the Merger, except that the Notes may be retained in the escrow until resolution of claims from dissenting BXI stockholders, if any.

          Effective as of June 30, 2005, Steven White was appointed as a director and President of BXI, and all other directors and officers of BXI resigned. Between the signing date of June 30, 2005 and the effective time of the Merger, the business of BXI will be conducted under the direct supervision of ITEX.

          The foregoing description of the Merger Agreement and the transactions contemplated therein is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about ITEX.  The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in BXI’s representations and warranties are qualified by information in a confidential disclosure schedule that BXI delivered to ITEX in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by BXI’s disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ITEX’s public disclosures.

          The press release announcing the Merger, dated July 6, 2005, is attached hereto as Exhibit 99.1.

          Information regarding our Term Loan Agreement and Note with U.S. Bank is included under Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

          The information provided under Item 1.01 of this report related to the entry into a material definitive agreement is incorporated herein by reference.

          On June 29, 2005, in order to partially fund the acquisition of BXI, ITEX borrowed $1.3 million from U.S. Bank. The promissory note issued to U.S. Bank to evidence the borrowing (“Bank Note”) provides for a $1.3 million term loan, bearing interest at an annual rate of 6.48%.  Principal and interest are payable in 47 installments of $30,921.38 each, beginning August 5, 2005, with a maturity date of July 5, 2009.  The obligations of ITEX under the Bank Note are secured by security interests in the accounts receivable and general intangibles of ITEX, as well as all inventory and equipment, and may be prepaid at any time.  The Bank Note has events of default and other provisions that are customary for a loan of this type, including nonpayment, default on other obligations, bankruptcy and material adverse changes in the business, properties or financial condition of ITEX, which if they occur may cause all outstanding obligations under the Bank Note to be accelerated and become immediately due and payable.  ITEX’s obligations under the Bank Note are personally guaranteed by Steven White, our Chief Executive Officer, who also provided personal real property as collateral.  ITEX paid 1% of the loan facility, or $13,000, as an origination fee.

          The Bank Note referenced the Loan Agreement dated December 2, 2004 between ITEX and U.S. Bank (filed as Exhibit 10.1 to ITEX’s Quarterly Report on Form 10-QSB for the quarter ended January 31, 2005).  In an Amendment to the Loan Agreement, the maximum loan amount under the Revolving Credit Agreement with U.S. Bank was reduced from $750,000 to $500,000.  We have not borrowed any capital under this line of credit and have no immediate plans to do so.

          The description of the Bank Note and associated loan is qualified in its entirety by reference to the copy of the Note and Security Agreement filed as Exhibit 10.2 hereof, which is incorporated by reference.

          On June 30, 2005, pursuant to the Merger Agreement the Company issued $1,000,000 aggregate principal amount of 6.0% senior subordinated secured promissory notes due June 30, 2008 (“Merger Notes”).  The Merger Notes are secured obligations of ITEX and rank senior to all of ITEX’s other obligations, except that the Merger Notes are subordinated to the U.S. Bank debt.  Principal and interest on the Merger Notes is payable in 36 equal monthly installments payable on the last day of each calendar month commencing on July 31, 2005.  ITEX’s obligations under the Merger Notes are not guaranteed by any third party.

          Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Merger Notes, including (i) a default in any interest or principal payment; (ii) a default in the payment of any principal of or premium or interest on any debt which is outstanding in a principal amount of at least $25,000 in the aggregate; (iii)final judgments against ITEX aggregating in excess of $25,000; (iv) breach of any material covenant in the Merger Agreement, the Security Agreement, or the Merger Notes; (v)  a breach of any representation or warranty in the Merger Agreement; or (vi) insolvency or the entry by a court of certain orders or decrees under any bankruptcy law.  Upon occurrence of one of these events, subject to certain exceptions, Intagio as the BXI stockholder’s representative may declare the principal of and accrued interest on all of the Merger Notes to be immediately due and payable

          The description of the Merger Notes is qualified in its entirety by reference to the copy of the Form of Merger Note filed as Exhibit 10.1 hereof, which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

        (c)    Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger dated as of June 30, 2005, by and among BXI Exchange, Inc., ITEX Corporation, BXI Acquisition Sub, Inc., and The Intagio Group, Inc.

10.1	Form of Senior Subordinated Secured Promissory Note of ITEX Corporation to the stockholders of BXI Exchange, Inc.

10.2	Installment or Single Payment Note, with Security Agreement and Continuing Guarantee

10.3	Amendment to Loan Agreement of December 2, 2004

99.1	Press release dated July 6, 2005, announcing the merger agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX CORPORATION
(Registrant)

Date: July 6, 2005	By:	/s/ STEVEN WHITE

Steven White
Chief Executive Officer